EXHIBIT 16



                                            [LOGO] ANDERSEN

                                            ARTHUR ANDERSEN LLP
                                            45 South Seventh Street
                                            Minneapolis MN 55402 2800
                                            Tel 612 332 1111
                                            www.andersen.com         EXHIBIT 16






Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


April 18, 2002

Dear Sir/Madam:

We have read the first four paragraph(s) of Item 4 included in the Form 8-K dated April 18, 2002 of Donaldson Company, Inc. and Subsidiaries filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

Arthur Andersen LLP

/s/ Thomas R. VerHage

By
Thomas R. VerHage

JLD

Copy to:
Mr. William M. Cook, Senior Vice President and Chief Financial Officer, Donaldson Company